EXHIBIT 99.1

METALS USA, INC. AND SUBSIDIARIES

INFORMATIONAL ADDENDUM TO REPORT ON FORM 10-Q
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

NOT FILED PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934

Pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned chief executive officer and chief financial officer hereby certify that this Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Metals USA, Inc.

Dated:	May 14, 2003

/s/	C. LOURENÇO GONÇALVES
Name:	C. Lourenço Gonçalves
Title:	Chief Executive Officer

/s/	TERRY L. FREEMAN
Name:	Terry L. Freeman
Title:	Chief Financial Officer